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                                    EXHIBIT 1
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                        MACE SECURITY INTERNATIONAL, INC

                             REGISTRATION AGREEMENT
                             ----------------------

         THIS AGREEMENT is made as of March 1, 1994 by and between Mace Security International, Inc. a Delaware corporation with its principal place of business at 160 Benmont Avenue, Bennington, Vermont 05201 (the "Company"), and TransTechnology Corporation, a Delaware corporation with its principal place of business at 700 Liberty Avenue, Union, New Jersey (the "Purchaser").

         The Company has issued to the Purchaser 465,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") as partial consideration for certain assets of Purchaser's Federal Laboratories division (the "Assets") pursuant to the terms of an Asset Purchase Agreement between the Company and Purchaser dated the date hereof (the "Purchase Agreement"). In order to induce the Purchaser to accept shares of Common Stock as partial consideration for the Assets, the Company has agreed to provide the registration rights set forth in this Agreement.

         The parties hereto agree as follows:

         1.       DEFINITIONS.

                  (a) The term "REGISTRABLE SECURITIES" means the 465,000 shares of common stock of the Company issued pursuant to the terms of the Purchase Agreement (the "Shares") and any securities issued in exchange for the Shares or issued with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they (i) have been effectively registered under the Securities Act of 1933, as amended (the "Act") and disposed of in accordance with the registration statement covering them (ii) have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) or (iii) become eligible for sale pursuant to Rule 144k (or similar rule then in force).

                  (b) The term "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  (c) A person shall be deemed to be a "HOLDER OF REGISTRABLE SECURITIES" whenever such Person is the record owner of Registrable Securities and shall not be deemed to include those who might have the right to acquire Registrable Securities.


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         2.       DEMAND REGISTRATION RIGHTS.

                  (a) DEMAND. At any time after the date hereof, the holders of 100% of Registrable Securities shall have the right to request that the Company file a registration statement under the Act, covering such number of the Registrable Securities as the holders request to be included in the registration statement. This right shall be limited to one request and shall be exercised by submitting written notice to the Company specifying the number of Registrable Securities to be included in the registration statement.

         Upon receipt of the written request, the Company agrees to file as soon practicable a "shelf" registration statement on any appropriate form pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Securities and Exchange Commission (the "SEC").

                  (b) EFFECTIVENESS. The Company agrees to use its best efforts to cause the registration statement to be declared effective as soon as reasonably practicable after such filing and to keep the registration statement continuously effective for so long as the securities registered thereunder remain registrable securities, but in no event more than three years from the date the Registrable Securities are issued by the Company.

         The Company further agrees to furnish to the holders of Registrable Securities copies of the registration statement and amendments or supplements thereto simultaneously with filing with the SEC in accordance with Section 4.

                  (c) UNDERWRITERS. The Company shall have no obligation to, and the holders of Registrable Securities have no right to request the Company to, retain the services of an underwriter in connection with the Demand registration rights.

                  (d) INFORMATION. The holders agree to furnish the Company with all information reasonably requested by the Company relating to such holder to enable the Company to complete the registration statement. All such information shall be furnished promptly and shall be complete and accurate.

                  (e) EXPENSES. The Company agrees to pay all Registration Expenses (as defined in Section 5) in connection with the registration statement, whether or not it becomes effective.


         3.       HOLDBACK AGREEMENTS.

                  (a) The holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day


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period beginning on the effective date of any registration by the Company on its behalf (other than on Forms S-8 and S-4 or any successor form) or on behalf of holders of its securities (except as part of such registration), unless the Company or underwriters managing the registered public offering, if any, otherwise agree.

                  (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of the registration statement contemplated by this agreement (except as part of such registration or pursuant to registrations on Form S-8 and S-4 or any successor form), unless Purchaser consents, and (ii) to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such registration, if otherwise permitted), unless Purchaser consents.

         4. REGISTRATION PROCEDURES. Whenever the holder of Registrable Securities has requested that its Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and will cooperate with the holder and the underwriters, if any, to effect the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the SEC a registration statement including the Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement, a prospectus or a prospectus subject to completion or any amendments or supplements thereto, the Company will furnish to one counsel selected by the holder of the Registrable Securities covered by such registration statement, at the sole cost and expense of such holder, copies of all such documents proposed to be filed which documents will be subject to the review of such counsel to the extent they involve disclosure directly concerning such holder);

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to the seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such

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registration statement (including each prospectus subject to completion) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Company deems appropriate and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate in such jurisdictions the disposition of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself generally to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify the seller of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus (including a prospectus subject to completion) included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and in that event, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Securities to be listed on NASDAQ or each securities exchange on which similar securities of the same class issued by the Company are then listed;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement; and

                  (h) enter into customary agreements (including underwriting agreements in customary form to the extent the Company determines to use an underwriter) and take all such other customary actions as the board of directors of the Company believes to be necessary in order to expedite or facilitate the disposition of such Registrable Securities.

         5.       REGISTRATION EXPENSES.

         All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses (exclusive of the cost of "glossy" paper and graphics or photos in the prospectus and limited to a reasonable number of


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prospectuses, as determined in the good faith judgment of the Company), messenger and delivery expenses, the fees and disbursements of counsel for the Company, the reasonable fees and disbursements of one firm of independent certified public accountants and the reasonable fees and disbursements of the underwriters, if any (excluding underwriting discounts and commissions to the extent as underwriter is used) and other persons retained by the Company (all such expenses herein being called "Registration Expenses"), will be borne by the Company provided that the seller of Registrable Securities will be responsible for its pro rata share of underwriting discounts and commissions and filing fees associated with registering such shares under the Act or listing such shares on NASDAQ. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and accounting costs) and the expense of any annual audit or quarterly review. The Company will not be responsible to pay fees or disbursements of counsel for the seller.

         6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents required under the terms of such underwriting arrangements.

         7.       MISCELLANEOUS.

                  (a) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the written consent of holders of a majority of the Registrable Securities.

                  (b) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In additions, whether or not any express assignment has been made the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit or, and enforceable by, any subsequent holder of Registrable Securities.


                  (c) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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                  (d) COUNTERPARTS. This Agreement may be executed
simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                  (e) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (f) GOVERNING LAW. This Agreement will be governed by the laws of the State of New York without regard to principles of conflicts of laws.

                  (g) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and personally delivered or mailed or delivered by overnight courier service and will be deemed to have been given when delivered personally or, when mailed by certified or registered mail, return receipt requested and postage prepaid, on the third business day after deposit in the mail or, when delivered by a reputable overnight courier service on the business day following deposit with such courier service. Such notices, demands and other communications will be sent to the Purchaser, and to the Company at their respective addresses as listed on the Company's books and records or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

                                         MACE SECURITY INTERNATIONAL, INC.


                                         By:    /s/ Jon E. Goodrich
                                           -----------------------------------

                                         TRANSTECHNOLOGY CORPORATION


                                         By:    /s/ Michael E. Berthelot
                                           ------------------------------------

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